EXHIBIT 3.1

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           CHILDREN'S WONDERLAND, INC.


     Debby S. Bitticks certifies that:

     1. She is a majority of the Board of Directors of Children's Wonderland, Inc. a California corporation.

     2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

     ONE: The name of this corporation is: CHILDREN'S WONDERLAND, INC.

     TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporations Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

     THREE: The name and address in the State of California of this corporation's initial agent for service of process is: Gerald M. Chizever, Esq., 9601 Wilshire Boulevard, Penthouse Suite, Beverly Hills, California 90210.

     FOUR: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     FIVE: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

     SIX: (i) This corporation is authorized to issue two classes of shares, to be designated common stock and preferred stock, respectively. This corporation is authorized to issue twenty million (20,000,000) shares of common stock and five million (5,000,000) shares of preferred stock.

          (ii) The preferred shares may be issued in any number of series, as determined by the Board of Directors. The Board may by resolution fix the designation and number of shares of any such series.

          (iii) The Board may determine, alter, or revoke the rights, preferences, privileges and restrictions pertaining to any wholly unissued class or series of preferred shares. The Board may thereafter in the same manner increase or decrease the number of shares any such series (but not below the number of shares of that series then outstanding).

     3. The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

     4. No shares have been issued.

     I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.


Date:  November 15, 1993



                                    /s/
                                    -------------------------------
                                    DEBBY S. BITTICKS
                                    Director

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                           CHILDREN'S WONDERLAND, INC.


     Robert M. Wilson does hereby certify that:

     1. He is the President and Secretary of Children's Wonderland, Inc., a California corporation.

     2. The Board of Directors of Children's Wonderland, Inc. has approved the following amendment to Section (i) of Article SIX of the Articles of Incorporation of said corporation:

                    "(i) This corporation is authorized to issue two classes of shares, to be designated common stock and preferred stock, respectively. This corporation is authorized to issue twenty million (20,000,000) shares of common stock and five million (5,000,000) shares of preferred stock. On the amendment of this Section (i), each one (1) outstanding share of common stock is combined, reconstituted and converted into 0.440261 shares of common stock."

     3. The foregoing amendment has been approved by the required vote of the shareholders in accordance with Sections 902 and 903 of the California Corporation Code. The corporation has only one class of voting shares, which are the common shares. Each outstanding share is entitled to one vote. The corporation has 2,036,500 shares of common stock outstanding and, hence, the total number of common shares entitled to vote with respect to the amendment was 2,036,500. The number of voting shares voting in favor of the amendment exceeded the vote required, in that the affirmative vote of a majority, that is, more than fifty percent (50%) of the outstanding voting shares was required for approval of the amendment and the amendment was approved by the affirmative vote of more than fifty percent (50%) of the outstanding voting shares.


                                                      /s/
                                                     ---------------------------
                                                     Robert M. Wilson, President



                                                      /s/
                                                     ---------------------------
                                                     Robert M. Wilson, Secretary

     The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of his own knowledge and that this declaration was executed on December 5, 1995.


                                                      /s/
                                                     ---------------------------
                                                     Robert M. Wilson

               CERTIFICATE OF DECREASE OF THE SENIOR PREFERRED AND

                          CERTIFICATE OF DETERMINATION

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                           CHILDREN'S WONDERLAND, INC.




     Debby Bitticks and Robert Wilson certify that:

     1. Debby Bitticks is the President and Robert Wilson is the Secretary of Children's Wonderland, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the laws of the State of California.

     2. The authorized number of shares of the Corporation's Preferred Stock is 5,000,000 and the number of shares constituting Series A Convertible Preferred Stock (that is the series affected by this Certificate of Determination) is 600,000. None of the shares of that series has been issued. The 6% Senior Convertible Preferred Stock is reduced to zero and no shares are outstanding.

     3. Pursuant to authority granted by the Corporation's Restated Articles of Incorporation, the resolutions set forth in Exhibit "A" attached hereto have been duly adopted and approved by the Board of Directors of the Corporation alone and no shareholder approval is required.

     4. We further declare, under penalty of perjury, that the matters set forth in this Certificate are true and correct of our own knowledge.

     Executed in the City of Agoura, State of California, on this 19th day of February, 2000.



/s/                                                  /s/
----------------------------                        ---------------------------
Debby Bitticks, President                           Robert Wilson, Secretary

                                   EXHIBIT "A"

                                       TO

               CERTIFICATE OF DECREASE OF THE SENIOR PREFERRED AND

                          CERTIFICATE OF DETERMINATION

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                           CHILDREN'S WONDERLAND, INC.


     CHILDREN'S WONDERLAND, INC., a California corporation (the "CORPORATION"), pursuant to authority conferred upon the Board of Directors of the Corporation (the "BOARD") by of the Restated Articles of Incorporation of the Corporation (the "ARTICLES OF INCORPORATION") and Section 401 of the California General Corporation, the Board has duly adopted the following resolutions:

     WHEREAS, no shares of the Corporation's 6% Senior Convertible Preferred Stock ("SENIOR PREFERRED") are issued and outstanding, as a result of their conversion into the Corporation's no par value Common Stock ("COMMON STOCK") in accordance with the terms of the Senior Preferred set forth in a Certificate of Determination, as amended, filed with the Secretary of State of California; and

     WHEREAS, the Board desires to decrease the number of authorized shares of Senior Preferred to zero and to authorize a new series of Preferred Stock, all as authorized by the Corporation's Articles of Incorporation.

     NOW, THEREFORE, it is

     RESOLVED, that the number of shares constituting the Senior Preferred is hereby reduced from 1,000,000 to zero so as to ensure that, in accordance with
Section 401(f) of the California General Corporation Law, the Certificate of Determination, as amended, for the Senior Preferred is no longer in force and the Senior Preferred is no longer an authorized series of the Corporation.

     RESOLVED FURTHER, that, pursuant to Article Six of the Articles of Incorporation (which authorizes five million (5,000,000) shares of Preferred Stock with no par value), the Board hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, a series of Preferred Stock, as follows:

     1. DESIGNATION; AMOUNT; STATED VALUE.

     From the Corporation's 5,000,000 authorized shares of Preferred Stock, no par value, 600,000 shares are hereby designated Series A Convertible Preferred Stock ("SERIES A PREFERRED") with the rights, preferences, privileges and restrictions specified herein. Each share of Series A Preferred shall have a stated value of $0.50 (the "STATED VALUE") and all shares of Series A Preferred shall have an aggregate Stated Value of $300,000.

     2. RANK.

     The Series A Preferred shall rank prior to any other capital stock of the Corporation, unless holders of two-thirds (66 2/3%) of the Series A Preferred then outstanding give their written consent to the issuance of capital stock by the Corporation ranking senior to the Series A Preferred.

     3. DIVIDENDS.

     If the Corporation shall at any time or from time to time after the date the first share of Series A Preferred is issued (the "ORIGINAL ISSUE DATE") declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights of warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of dividend or spin-off) on shares of the Common Stock, then, and in each such case, the Corporation shall declare, order, pay and make the same dividend or distribution to each holder of record of Series A Preferred as would have been made with respect to the number of shares of Common Stock the holder would have received had it converted all of its Series A Preferred Shares.

     4. LIQUIDATION PREFERENCE.

     In the event of a liquidation or dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Series A Preferred shall be entitled to receive ratably in full, out of lawfully available assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount in cash per outstanding share of Series A Preferred equal to the sum of the Stated Value and all accrued and unpaid dividends thereon, as of the date of final distribution hereunder to such holders, before any payment shall be made or any assets distributed to the holders of the Common Stock or other capital stock of the Corporation ranking junior as to liquidation to the Series A Preferred. If, upon any liquidation, dissolution and winding up, the amount available for such payment to the holders of Series A Preferred shall not be sufficient to pay in full the amounts payable on the Series A Preferred, the holders of the Series A Preferred, and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Series A Preferred, shall share in the distribution of the amount available in proportion to the respective preferential amounts to which each is entitled.

     5. VOTING RIGHTS.

     Each share of Series A Preferred shall entitle the holder thereof to such number of votes per share, on matters requiring the vote or consent of the holders of shares of the Common

Stock, as shall equal the number of shares of Common Stock into which each share of Series A Preferred is convertible at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. The holders of shares of Series A Preferred and the holders of Common Stock shall vote as one class on all matters requiring the vote or consent of the holders of Common Stock. In addition, the holders of Series A Preferred shall have one vote per share of Series A Preferred when voting separately as a class on all matters requiring the consent of the Series A Preferred.

     6. CONVERSION RIGHTS.

          (a) Each share of Series A Preferred shall be convertible, at the option of the holder of record thereof, into the number of fully paid and nonassessable shares of Common Stock specified in Section 6 (b) (the " CONVERSION AMOUNT").

          (b) The Conversion Amount for each share of Series A Preferred shall be determined as follows:

               (i) Using a divisor of 0.10, divide the sum of (x) the number of shares of Common Stock outstanding, as of the Original Issue Date, and
          (y) the number of shares of Common Stock that would be issuable, as of the Original Issue Date, as a result of the exercise or conversion, as of the Original Issue Date, of all outstanding, as of the Original Issue Date, warrants, options, convertible securities and other rights of any kind entitling the holder to acquire, at any time, shares of Common Stock from the Corporation; then

               (ii) Divide the quotient obtained in the immediately preceding clause (i) by 600,000.

          (c) In order to exercise the conversion rights set forth in Section 6(a), a holder of record of Series A Preferred shall surrender the certificate(s) representing such shares, duly endorsed to the Corporation or in blank, at the principal office of the Corporation or the Corporation's transfer agent for its Common Stock, or at such other office as the Corporation may designate, and shall give written notice to the Corporation, in form reasonably satisfactory to the Corporation, that states such holder elects to convert the Series A Preferred or a specified portion thereof, and sets forth the name or names in which the certificate or certificates for shares of Common Stock are to be issued (the "CONVERSION Notice"); PROVIDED, HOWEVER, that nothing in this Certificate of Determination shall be deemed to permit any holder of Series A Preferred to designate another person to be the holder of Common Stock issuable upon conversion of Series A Preferred if the issuance to such other person would violate Federal or state securities laws or any agreement a holder of Series A Preferred has with the Corporation regarding restrictions on transferability of any securities of the Corporation held by such holder. Within five business days after the Corporation receives the Conversion Notice, the certificate or certificates representing the Series A Preferred being converted and payment by the holder of any applicable transfer or similar taxes, the Corporation shall issue and deliver (i) a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, in the name or names and to the address or addresses specified in the Conversion Notice, subject to any restrictions on transferability, and (ii) a check in payment for any fractional shares pursuant to Section 10. At the close of business on the date on which the Corporation received the Conversion Notice, the holder of the shares of converted Series A Preferred shall cease to be a stockholder with respect thereto and all rights whatsoever with respect to such shares shall terminate (except the rights of the holder to receive shares of Common Stock and cash in respect of fractional shares), and the person or persons in whose name any certificate(s) for Common Stock are issuable upon such conversion shall be deemed to have become the holder of record of the shares represented thereby.

          (d) The Corporation shall cancel the certificates for Series A Preferred upon the surrender thereof and shall execute and deliver a new certificate for Series A Preferred representing the balance, if any, of the number of shares evidenced by such certificates not so converted. Each Conversion Notice shall constitute a contract between the holder of shares of Series A Preferred and the Corporation whereby the holder of such shares shall be deemed to subscribe for the amount of Common Stock which such holder shall be entitled to receive upon such conversion and whereby the Corporation shall be deemed to agree that the surrender of the certificate(s) therefor shall constitute full payment of such subscription for Common Stock to be issued upon such conversion.

          (e) If for any reason it is subsequently determined that the number of shares issued upon conversion of Series A Preferred is less than it should have been, the Corporation shall promptly make up this deficiency by issuing additional shares of Common Stock.

     7. ADJUSTMENT OF CONVERSION AMOUNT.

          (a) In the event the Corporation (i) subdivides the outstanding shares of Common Stock into a larger number of shares, (ii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iii) issues by reclassification of the Common Stock any shares of its capital stock (each a "CAPITAL EVENT"), then the Conversion Amount in effect on the record date for such subdivision, combination or reclassification shall be proportionately adjusted so that the record holder of any shares of Series A Preferred converted after such date shall be entitled to receive the kind and amount of shares which such holder would have owned or have been entitled to receive had such shares of Series A Preferred been converted immediately prior to such date. Such adjustments shall be made successively whenever any Capital Event shall occur. If, as a result of an adjustment made hereunder, the holder of any shares of Series A Preferred shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board shall determine the allocation of the adjusted Conversion Amount between shares of such classes of capital stock or shares of Common Stock and other capital stock.

          (b) After each adjustment of the Conversion Amount pursuant to this
Section 7, the Corporation will promptly prepare a certificate signed by the Chief Financial Officer of the Corporation setting forth the Conversion Amount as so adjusted, and a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by ordinary first class mail to each record holder of Series A

Preferred at such holder's last address as it shall appear on the registry books of the Corporation or its transfer agent, unless the Corporation reasonably believes a holder of Series A Preferred has actual notice of the adjusted Conversion Amount and the facts accounting for such adjustment. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except to the extent a holder of Series A Preferred shall have suffered actual damages as a result thereof. The affidavit of the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (c) As used in this Section 7, the term "Common Stock" shall mean and include the Corporation's Common Stock authorized on the Original Issue Date and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; PROVIDED, HOWEVER, that the shares issuable upon conversion of the Series A Preferred shall include only shares of such class designated in the Corporation's Articles of Incorporation as Common Stock on the Original Issue Date or, in the case of any reclassification of the character referred to in Section 7(a), such shares of Common Stock as so reclassified or changed.

          (d) Any determination as to whether an adjustment in the Conversion Amount in effect is required pursuant to this Section 7, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Series A Preferred and the Corporation if made by the Board.

     8. RESERVATION OF SHARES; PAYMENT OF TAXES.

          (a) The Corporation covenants that it will promptly amend its Articles of Incorporation to provide for a sufficient number of authorized shares of Common Stock for conversion of the Series A Preferred and will, thereafter, at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion the Series A Preferred, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series A Preferred. The Corporation covenants that all shares of Common Stock which shall be issuable upon conversion of the Series A Preferred shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Corporation shall promptly pay or discharge), subject to Section 8 (b).

          (b) The Corporation shall pay all documentary, stamp or similar taxes or other governmental charges that may be imposed with respect to the issuance of the Series A Preferred, or the issuance or delivery of any shares of Common Stock upon conversion of the Series A Preferred; PROVIDED, HOWEVER, that, if the shares of Common Stock are to be delivered in a name other than the name of the holder of record of the certificate representing any Series A Preferred being converted, then no such delivery shall be made unless the person requesting the same had paid to the Corporation the amount of transfer taxes or charges incident thereto, if any.

     9. STATUS OF REACQUIRED SHARES.

     The shares of Series A Preferred which have been issued and reacquired in any manner by the Corporation shall have the status of authorized and unissued shares of Preferred Stock and may be reclassified and reissued as a part of a new series of Preferred Stock to be created by resolution or resolutions of the Board.

     10. NO FRACTIONAL SHARES.

     The Corporation shall not issue fractional shares of Common Stock upon any conversion of Series A Preferred but shall pay, in lieu thereof, an amount in cash as the Board shall determine.

     11. DETERMINATION OF THE BOARD.

     Whenever any provision hereof requires a determination to be made by the Board, such determination shall be conclusive, if made in good faith, and shall be set forth in a Board resolution.

     12. NOTICES.

     Any notice required by any provision hereof to be given to the holders of Series A Preferred shall be deemed given on the third business day after mailing, first class mail, postage prepaid, or on the day of delivery if sent by overnight courier, receipt confirmed, in each instance in an envelope address to each holder of record of Series A Preferred at such holder's address appearing on the books of the Corporation.

     RESOLVED, FURTHER, that the President and the Secretary of the Corporation are each hereby authorized and directed to prepare and file a Certificate of Determination in accordance with this resolution and as required by law.

<
                          CERTIFICATE OF DETERMINATION

                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                           CHILDREN'S WONDERLAND, INC.




       John Clarke and Robert Wilson certify that:

       1. John Clarke is the Chief Executive Officer and Robert Wilson is the Secretary of Children's Wonderland, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the laws of the State of California.

       2. The authorized number of shares of the Corporation's Preferred Stock is 5,000,000 and the number of shares constituting Series B Convertible Preferred Stock (that is the series affected by this Certificate of Determination) is 900,000. None of the shares of that series has been issued. The Corporation has issued and outstanding 600,000 shares of its Series A Convertible Preferred Stock.

       3. Pursuant to authority granted by the Corporation's Restated Articles of Incorporation, the resolutions set forth in Exhibit "A" attached hereto have been duly adopted and approved by the Board of Directors of the Corporation and the holders of all of the outstanding shares of the Corporation's Series A Convertible Preferred Stock. No other shareholder approval is required.

       4. We further declare, under penalty of perjury, that the matters set forth in this Certificate are true and correct of our own knowledge.

       Executed in the City of Agoura, State of California, on this 22nd day of June, 2000.



              /s/                                           /s/
------------------------------------           ---------------------------------
John Clarke, Chief Executive Officer           Robert Wilson, Secretary

                                   EXHIBIT "A"

                                       TO

                          CERTIFICATE OF DETERMINATION

                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                           CHILDREN'S WONDERLAND, INC.


     Pursuant to authority conferred upon the Board of Directors (the "BOARD") of Children's Wonderland, Inc., a California corporation (the "Corporation"), by the Restated Articles of Incorporation of the Corporation (the "ARTICLES OF INCORPORATION") and Section 401 of the California General Corporation Law, the Board has duly adopted the following resolutions:

     WHEREAS, 600,000 shares of the Corporation's Series A Convertible Preferred Stock ("Series A Preferred") are issued and outstanding; and

     WHEREAS, the Board desires to authorize a new series of Preferred Stock, all as authorized by the Corporation's Articles of Incorporation.

     NOW, THEREFORE, it is

     RESOLVED, that, pursuant to Article Six of the Articles of Incorporation (which authorizes five million (5,000,000) shares of Preferred Stock with no par value), the Board hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, a series of Preferred Stock, as follows:

     1. DESIGNATION; AMOUNT; STATED VALUE.

     From the Corporation's 5,000,000 authorized shares of Preferred Stock, no par value, 900,000 shares are hereby designated Series B Convertible Preferred Stock ("SERIES B PREFERRED") with the rights, preferences, privileges and restrictions specified herein. Each share of Series B Preferred shall have a stated value of $10.00 (the "STATED VALUE") and all shares of Series B Preferred shall have an aggregate Stated Value of $9,000,000.

     2. RANK.

     The Series A Preferred shall rank prior to the Series B Preferred. The Series B Preferred shall rank prior to any other capital stock of the Corporation other than the Series A Preferred, provided, however, that the Board may designate one or more new series of Preferred

Stock ("New Preferred Stock"), without the consent of the holders of the Series B Preferred, which shall rank prior to the Series B Preferred and which may have rights and powers superior to those of the Series B Preferred.

     3. DIVIDENDS.

     If the Corporation shall at any time or from time to time after the date the first share of Series B Preferred is issued (the "ORIGINAL ISSUE DATE") declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of dividend or spin-off) on shares of the Corporation's no par value Common Stock ("Common Stock"), then, and in each such case, the Corporation shall declare, order, pay and make the same dividend or distribution to each holder of record of Series B Preferred as would have been made with respect to the number of shares of Common Stock the holder would have received had all of its Series B Preferred shares been converted.

     4. LIQUIDATION PREFERENCE.

     In the event of a liquidation or dissolution and winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation shall be distributed first to the holders of record of the Series A Preferred in the amount to which they are entitled, and then to the holders of the New Preferred Stock, if any, and then to the holders of record of the Series B Preferred, who shall be entitled to receive ratably in full, out of the remaining and lawfully available assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount in cash per outstanding share of Series B Preferred equal to the sum of the Stated Value and all accrued and unpaid dividends thereon, as of the date of final distribution hereunder to such holders of the Series B Preferred, and then to the holders of the Common Stock or other capital stock of the Corporation ranking junior as to liquidation to the Series B Preferred. If, upon any liquidation, dissolution and winding up, the amount available for such payment to the holders of Series B Preferred shall not be sufficient to pay in full the amounts payable on the Series B Preferred, the holders of the Series B Preferred, and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Series B Preferred, shall share in the distribution of the amount available in proportion to the respective preferential amounts to which each is entitled.

     5. VOTING RIGHTS.

     Each share of Series B Preferred shall entitle the holder thereof to such number of votes per share, on matters requiring the vote or consent of the holders of shares of the Common Stock, as shall equal the number of shares of Common Stock into which each share of Series B Preferred is convertible at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. In addition, the holders of Series B Preferred shall have one vote per share of Series B Preferred when voting separately as a class on all matters requiring the consent of the Series B Preferred.

     6. CONVERSION.

          (a) Each share of Series B Preferred will automatically be converted into the number of fully paid and nonassessable shares of Common Stock specified in Section 6(b) (the "CONVERSION AMOUNT") effective on the later of (i) January 1, 2001 or (ii) the date on which a sufficient number of shares of Common Stock is authorized under the Corporation's Restated Articles of Incorporation to permit the conversion into Common Stock of all of the Corporation's then outstanding convertible securities.

          (b) The Conversion Amount for each share of Series B Preferred shall be equal to $10.00 divided by 85% of the average of the per share closing bid and asked prices (or, if such prices are not available, then the last sale price) for the Common Stock during the five (5) days in which trading has occurred immediately preceding the date (the "CONVERSION DATE") as of which the Series B Preferred is deemed to be converted into Common Stock (the "CONVERSION PRICE"). In the event the Common Stock is not being publicly traded as of the Conversion Date, a fair market value of the Common Stock, as determined in good faith by the Board, shall be applied in lieu of the average of the closing bid and asked prices for the Common Stock.

          (c) Prior to the fifth (5th) day following the Conversion Date, the Corporation shall mail to the holders of the Series B Preferred a notice stating the Conversion Price and the date as of which the Series B Preferred was deemed to be redeemed and converted into Common Stock. Nothing in this Certificate of Determination shall be deemed to permit any holder of Series B Preferred to designate another person to be the holder of Common Stock issuable upon conversion of Series B Preferred if the issuance to such other person would violate Federal or state securities laws or any agreement a holder of Series B Preferred has with the Corporation regarding restrictions on transferability of any securities of the Corporation held by such holder. Within ten (10) business days after the Conversion Date, the Corporation shall issue and deliver (i) a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, in the name or names of the holder and to the last address or addresses in the records of the Corporation, and (ii) a check in payment for any fractional shares pursuant to Section 10. At the close of business on the Conversion Date, the holder of the shares of converted Series B Preferred shall cease to be a stockholder with respect thereto and all rights whatsoever with respect to such shares shall terminate (except the rights of the holder to receive shares of Common Stock and cash in respect of fractional shares), and the person or persons in whose name any certificate(s) for Common Stock are issuable upon such conversion shall be deemed to have become the holder of record of the shares represented thereby.

          (d) The outstanding certificates for Series B Preferred shall be deemed to be converted and cancelled as of the Conversion Date and actual delivery to the Corporation of the certificates representing the Series B Preferred shall not be a condition thereof.

          (e) If for any reason it is subsequently determined that the number of shares issued upon conversion of Series B Preferred is less than it should have been, the Corporation shall promptly make up this deficiency by issuing additional shares of Common Stock.

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     7. ADJUSTMENT OF CONVERSION AMOUNT.

          (a) In the event the Corporation (i) subdivides the outstanding shares of Common Stock into a larger number of shares, (ii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iii) issues by reclassification of the Common Stock any shares of its capital stock (each a "CAPITAL EVENT"), then the Conversion Amount in effect on the record date for such subdivision, combination or reclassification shall be proportionately adjusted so that the record holder of any shares of Series B Preferred converted after such date shall be entitled to receive the kind and amount of shares which such holder would have owned or have been entitled to receive had such shares of Series B Preferred been converted immediately prior to such date. Such adjustments shall be made successively whenever any Capital Event shall occur. If, as a result of an adjustment made hereunder, the holder of any shares of Series B Preferred shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board shall determine the allocation of the adjusted Conversion Amount between shares of such classes of capital stock or shares of Common Stock and other capital stock.

          (b) After each adjustment of the Conversion Amount pursuant to this
Section 7, the Corporation will promptly prepare a certificate signed by the Chief Financial Officer of the Corporation setting forth the Conversion Amount as so adjusted, and a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by ordinary first class mail to each record holder of Series B Preferred at such holder's last address as it shall appear on the registry books of the Corporation or its transfer agent, unless the Corporation reasonably believes a holder of Series B Preferred has actual notice of the adjusted Conversion Amount and the facts accounting for such adjustment. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except to the extent a holder of Series B Preferred shall have suffered actual damages as a result thereof. The affidavit of the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (c) As used in this Section 7, the term "Common Stock" shall mean and include the Corporation's Common Stock authorized on the Original Issue Date and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be designated a series of Preferred Stock or limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; PROVIDED, HOWEVER, that the shares issuable upon conversion of the Series B Preferred shall include only shares of such class designated in the Corporation's Articles of Incorporation as Common Stock on the Original Issue Date or, in the case of any reclassification of the character referred to in Section 7(a), such shares of Common Stock as so reclassified or changed.

          (d) Any determination as to whether an adjustment in the Conversion Amount in effect is required pursuant to this Section 7, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Series B Preferred and the Corporation if made by the Board.

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     8. RESERVATION OF SHARES; PAYMENT OF TAXES.

          (a) The Corporation covenants that it will use commercially reasonable efforts to amend its Articles of Incorporation to provide for a sufficient number of authorized shares of Common Stock for conversion of the Series B Preferred and will, thereafter, at all times use commercially reasonable efforts to reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion the Series B Preferred, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series B Preferred. The Corporation covenants that all shares of Common Stock which shall be issuable upon conversion of the Series B Preferred shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Corporation shall promptly pay or discharge), subject to Section 8 (b).

          (b) The Corporation shall pay all documentary, stamp or similar taxes or other governmental charges that may be imposed with respect to the issuance of the Series B Preferred, or the issuance or delivery of any shares of Common Stock upon conversion of the Series B Preferred; PROVIDED, HOWEVER, that, if the shares of Common Stock are to be delivered in a name other than the name of the holder of record of the certificate representing any Series B Preferred being converted, then no such delivery shall be made unless the person requesting the same had paid to the Corporation the amount of transfer taxes or charges incident thereto, if any.

     9. STATUS OF REACQUIRED SHARES.

     The shares of Series B Preferred which have been issued and reacquired in any manner by the Corporation shall have the status of authorized and unissued shares of Preferred Stock and may be reclassified and reissued as a part of a new series of Preferred Stock to be created by resolution or resolutions of the Board.

     10. NO FRACTIONAL SHARES.

     The Corporation shall not issue fractional shares of Common Stock upon any conversion of Series B Preferred but shall pay, in lieu thereof, an amount in cash as the Board shall determine.

     11. DETERMINATION OF THE BOARD.

     Whenever any provision hereof requires a determination to be made by the Board, such determination shall be conclusive, if made in good faith, and shall be set forth in a Board resolution.

     12. NOTICES.

     Any notice required by any provision hereof to be given to the holders of Series B Preferred shall be deemed given on the third business day after mailing, first class mail, postage prepaid, or on the day of delivery if sent by overnight courier, receipt confirmed, in each instance in an envelope address to each holder of record of Series B Preferred at such holder's address appearing on the books of the Corporation.

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

     RESOLVED, FURTHER, that the President and the Secretary of the Corporation are each hereby authorized and directed to prepare and file a Certificate of Determination in accordance with this resolution and as required by law.



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